Discovery Communications
One Discover Place
Silver Spring, MD 20910

240.662.0000

World Poker Tour As of March 16, 2006
5700 Wilshire Blvd., Suite 350
Los Angeles, CA 90036
Attn: Steve Lipscomb

Re: “World Poker Tour” — Option Exercise Letter — Season 5

Dear Steve:

Reference is made to (i) that certain master agreement (the “Master Agreement”) dated as of August 22, 2003 between WORLD POKER TOUR L.L.C. (“Producer”) and THE TRAVEL CHANNEL, L.L.C. (“TRV”); and (ii) that certain agreement attached to the Master Agreement (the “Attachment”), dated as of August 22, 2003 between

Producer and TRV in connection with the second season of the television production currently known as the “World Poker Tour” (the “Program”), as amended through the date hereof. The Master Agreement and the Attachment are collectively hereinafter referred to as the “Agreement.”

Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings as set forth in the Agreement.

In accordance with and subject to Paragraph 4 of the Attachment, TRV hereby exercises its Option for an Additional Series Order in connection with the fifth Season pursuant to the terms of the Agreement, with the understanding that the Additional Series Order will be comprised of seventeen (17) Additional Series Episodes plus three (3) Specials.

Very truly yours,

TRAVEL CHANNEL, LLC.

By: /s/ Patrick Younge

Its: EVP/GM Travel Channel